Exhibit 99.1

Tivic Health Partners with InStep Health to Access over 2,500 Healthcare

Providers and their Patients

New Healthcare Provider Program Set to Educate and

Drive Patient Awareness of ClearUP

SAN FRANCISCO – September 26, 2023 – Tivic Health® Systems, Inc. (“Tivic”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, announced today that it has signed an agreement with InStep Health® to introduce the Company’s bioelectronic sinus device, ClearUP®, to over 2,500 healthcare providers (HCP) and their patients.

InStep Health assists pharmaceutical, OTC, and consumer-packaged brands to reach consumers at the center of care, whether in the doctor’s office, pharmacy, or within the store aisles. The company offers a fully integrated messaging platform that combines offline tactile and online digital media activation with access to over 250,000 HCPs, working in more than 177,000 offices, and exclusive programs in 40,000+ chain and community pharmacies nationwide.

Tivic’s program with InStep Health will reach allergists, ENTs, and primary care providers through in-office provider education kits, provider 1:1 email campaigns, and digital advertising. The 4-month program will run from November 2023 until February 2024 with the goals of educating HCPs and driving patient awareness of ClearUP during allergy, cold, and flu seasons.

“The InStep Health program is a cost-effective way to reach key physicians who are highly influential in the buying decision for patients with allergic rhinitis, sinus infections, head pain, and congestion,” says Jennifer Ernst, CEO of Tivic. “We’re looking forward to launching the program as an important step to grow the medical community’s awareness, provide education, and increase HCP recommendations and sales.”

Tivic ClearUP’s non-invasive and targeted approach to the treatment of inflammatory health conditions gives consumers a preferred drug-free, FDA approved, and clinically proven solution compared to their current allergy and sinus treatments.

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product, ClearUP, is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the issuance of the new patent by the USPTO; clinical trial results; FDA approval of any product developed based on the filed patent; market and other conditions; supply chain constraints; macroeconomic factors, including inflation; and unexpected costs, charges, or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Kayleigh Westerfield

Kayleigh.Westerfield@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com